EXHIBIT 10.2

                                   PALEX, INC.
                             STOCK OPTION AGREEMENT

        This certifies that, pursuant to the PalEx 1996 Stock Option Plan, as amended (the "PLAN"), the Compensation Committee of the Board of Directors of PalEx, Inc. (the "COMPANY") has granted an option (an "OPTION") to purchase shares of the Company's Common Stock ("COMMON STOCK") as follows:

        NAME, ADDRESS AND SOCIAL SECURITY NUMBER OF OPTIONEE:

        Name
        Address
        SS#

        TYPE OF OPTION:

        NUMBER OF SHARES SUBJECT TO OPTION:

        OPTION PRICE:

        DATE OF GRANT:

        OPTION TERM:

        EXPIRATION DATE:

        VESTING SCHEDULE:

        CASHLESS EXERCISE: Cashless exercises will be permitted. Payment in full or in part may be made in the form of Common Stock owned beneficially and of record by the Optionee (and for which the Optionee has good title, free and clear of any liens and encumbrances) or by reduction in
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the number of shares issuable upon such exercise, based on the Fair Market Value of the Common Stock on the exercise date.

        STOCK OPTION AND CONFIDENTIALITY AND NONCOMPETITION AGREEMENTS: Optionee must sign and return this Stock Option Agreement and a Confidentiality and Noncompetition Agreement in the form attached. The Option will be forfeited and may not be exercised if this Stock Option Agreement and the Confidentiality and Noncompetition Agreement are not signed and returned within 21 days after the date of this Agreement.

        ADDITIONAL TERMS AND CONDITIONS: Terms used herein with their initial letters capitalized and not otherwise defined shall have the meanings ascribed thereto in the Plan.

        The Option is subject to all the terms and conditions of the Plan, a copy of which has been furnished with this Agreement.

                                            PALEX, INC.



                                            By:_______________________________
                                            Edward Rhyne
                                            Vice President and General Counsel


                                            OPTIONEE



                                            __________________________________
                                            Name

                                        2
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                  CONFIDENTIALITY AND NONCOMPETITION AGREEMENT
                                FOR STOCK OPTIONS

NAME:                                              HIRE DATE:

POSITION:                                          REGION:

        PalEx, Inc. has adopted a stock option plan designed to reward key employees, such as you, for their contribution to its success. In order to receive stock options, you must agree to be bound by the terms of this Confidentiality and Noncompetition Agreement (this "AGREEMENT").

        You have had access to and worked with, and during your employment you will continue to have access to and work with, certain confidential information and trade secrets of PalEx, Inc. and its present and future subsidiaries (collectively, "PALEX"), which may include, without limitation, all non-public lists of customers, operational policies, pricing and cost policies and information, commission plans, supply information, internal business practices or procedures, market studies, expansion plans, terms or negotiations concerning any acquisitions or potential acquisitions, budgets, projections, results of operations or other financial information or other operational systems or procedures or any other non-public information relating to PalEx's financial conditions, operations, or business policies or practices. At no time during your employment with PalEx or at any time thereafter will you, without the prior written consent of PalEx, signed by its Chief Executive Officer ("CEO") or General Counsel ("GC"), (i) disclose any of PalEx's trade secrets or confidential information to any third party, or (ii) use or permit the use of any of PalEx's trade secrets or confidential information in any way to compete (directly or indirectly) with PalEx or in any manner adverse to PalEx.

        In addition, you agree that, without the prior written consent of PalEx, signed by its CEO or GC, you will not, directly or indirectly, for yourself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature, during the term of your employment by PalEx and for a period of one year thereafter:

               (a) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial or advisory capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any Competitive Business (as hereinafter defined) within the Territory (as hereinafter defined);

               (b) directly or indirectly hire any person who is, at that time, an employee of PalEx or call upon any such person for the purpose or with the intent of enticing such employee away from or out of the employ of PalEx; or

               (c) call upon any person or entity which is a customer of PalEx within the Territory for the purpose of soliciting or selling services or products in a Competitive Business within the Territory.
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If your employment is involuntarily terminated by PalEx due to a reduction in workforce, the noncompetition provisions of this paragraph shall apply only during the term of your employment by PalEx and for any period thereafter with respect to which you are receiving any severance or other compensation from PalEx, or such longer period as is provided in any other similar agreement with PalEx.

        For purposes of this Agreement, the term:

               (a) "COMPETITIVE BUSINESS" means any business that competes with PalEx, including, without limitation, any business that (a) manufactures, recycles, repairs, markets, distributes, brokers, manages or transports new or used pallets or pallet parts and other logistics services with respect thereto; or (b) competes with PalEx for raw materials (E.G., wood, pallet carcasses and fasteners).

               (b) "TERRITORY" means the geographic area within a 175 mile radius from where (i) PalEx has a facility or conducts or, to your knowledge, proposes to conduct business or (ii) PalEx has a facility that is, within six months prior to the date of termination of your employment, under your supervision or managerial authority.

        You and PalEx intend for this Agreement to be binding and enforceable. If a court with jurisdiction over the issue should determine that any provision of this Agreement is unenforceable, that provision shall be enforced to the fullest extent permitted by law, by limitation and the remainder of this Agreement shall remain in effect. You agree that, in addition to any other remedies at law or in equity, PalEx shall be entitled to injunctive relief for any breach by you of this Agreement, and reimbursement of its reasonable attorneys' fees and expenses in connection with PalEx's enforcement of its rights and remedies under this Agreement.

        Your employment with PalEx is at will, and may be terminated by you or PalEx at any time with or without cause. This Agreement does not constitute an employment contract or an agreement to provide any severance or other compensation upon termination of your employment.

        By working together we can make PalEx the dominant company in its industries. Please join me in this commitment by signing this letter below.

                                            Sincerely,
                                            PALEX, INC.


                                            By:_______________________________
                                            Edward Rhyne
                                            Vice President and General Counsel

                                        2
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I accept and agree to be bound by the terms of this Agreement as of the date written below.

Date:



_____________________________
Name

                                        3